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                              CONSULTING AGREEMENT

         This Agreement is effective as of the 17th day of December, 1998, by and between Steroidogenesis Inhibitors International, a Nevada corporation (the "Company"), and The Augustine Equity Fund, a Canadian corporation (the "Consultant").

         WHEREAS, the Company is a publicly held company; and

         WHEREAS, the Company desires to retain the Consultant to provide certain services for the Company, as more particularly described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Duties and Involvement.

                  a. The Company hereby engages Consultant to provide recommendations concerning the Company's capital structure and methods of obtaining capital on a debt or equity basis; recommend and implement a plan to increase investor and broker-dealer awareness of the Company; to review, recommend, and assist in the implementation of broker and investor relations programs; and assist in the preparation for and format of due diligence meetings with brokers.

                  b. Consultant acknowledges that neither it nor any of its employees or affiliates is an officer, director, or agent of the Company, that in rendering advice or recommendations to the Company it is not and will not be responsible for any management decisions on behalf of the Company, and that it is not authorized or empowered to commit the Company to any recommendation or course of action. The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

         2. Term. This Agreement shall continue for three (3) years from the date first above written.

         3. Compensation.

                  a. As consideration for the services to be provided by Consultant to the Company, the Company hereby issues and sells to the Consultant or its designees One

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Hundred Thousand (100,000) shares of the Company's common stock, par value
$.0001, in accordance with and pursuant to the exemption from registration available under Regulation D, Rule 504, promulgated under Section 3(b) of the Securities Act of 1933, as amended.

                  b. The compensation payable to Consultant under Section 3.a. hereof shall be Consultant's sole compensation and payment for the services to be rendered by Consultant pursuant to this Agreement, and Consultant shall be responsible for, and shall itself pay, the out-of-pocket expenses of Consultant related to the performance of Consultant's services hereunder.

         4. Services Not Exclusive. Consultant shall devote such of its time and effort as may be necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

         5. Confidentiality. Consultant acknowledges that it will have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not limited to, the products of the Company, whether in the concept or development stage or being marketed by the Company on the effective date of this Agreement or during the term hereof.

         6. Investment Representation

            Access to Information. The Company represents and warrants that it has provided Consultant access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. The Company represents that it has provided Consultant with a copy of the Company's private placement memorandum dated February 27, 1998, together with the Company's unaudited financial statements for the nine months ended September 30, 1998. Consultant acknowledges that it is aware that because of the Company's financial position, the nature of the Company's business and products in development, the shares sold to Consultant as compensation hereunder involve a high degree of risk. Consultant further represents that it and its advisors have been afforded the opportunity to discuss the Company with the Company's management and to ask such questions of them as it has deemed necessary.

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The Company represents that it has provided and will continue to provide
Consultant with any information or documentation necessary to verify the accuracy of the information contained in the documents described in this
Section 6.

         7. Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other but shall be binding upon the successors of the parties; provided, however, that Consultant shall have the right to sell or assign the shares sold hereby in accordance with prevailing securities laws.

         8. Arbitration. Any dispute arising between the Company and Consultant arising out of or related to this Agreement or breach thereof shall be settled by arbitration, which shall be conducted in Las Vegas, Nevada. Any award made by such arbitrators shall be binding and conclusive for all purpose thereof, may include injunctive relief as well as orders for specific performance, and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or Consultant and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorney's fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein.

         9. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered personally to the party to be notified; or (ii) three (3) business days after deposited in the U.S. or Canadian mail, postage paid via registered or certified mail, return receipt requested. Notices to the Company shall be addressed to its president at its principal executive office and to the Consultant at the address set forth beneath the signature line, or to such other addresses as either party may designate upon at least ten days' notice to the other party.

         10. Governing Law. This Agreement shall be construed by and enforced in accordance with the laws of the State of Nevada.

         11. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both parties.

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         12. Non-Waiver. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

         13. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         15. Binding Effect. The provisions of this Agreement shall be binding upon the parties, their successors and assigns.

         16. Severability. If any provisions of this Agreement except paragraphs 1 and 3, or application thereof to any person or circumstance, shall be deemed or held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and the application of such affected provision shall be enforced to the greatest extent possible under law.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement be effective as of the day and year first above written.

ATTEST:                               STEROIDOGENESIS INHIBITORS
                                      INTERNATIONAL, a Nevada
                                      Corporation

______________________________        By:____________________________________
                                              Alfred T. Sapse, President

ATTEST:                               THE AUGUSTINE EQUITY FUND


______________________________        By:____________________________________
                                                              (Title)

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